UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported): May 24, 2019

Invesco Ltd.
(Exact Name of Registrant as Specified in Charter)

Bermuda	001-13908	98-0557567
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1555 Peachtree Street, NE, Atlanta, Georgia 30309
(Address of Principal Executive Offices, and Zip Code)
(404) 892-0896
Registrant’s Telephone Number, Including Area Code
n/a
(Former Name or Former Address, if Changed Since Last Report)
Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares, $0.20 par value per share	IVZ	New York Stock Exchange

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐    Written communication pursuant to Rule 425 under the Securities Act (17 CFR § 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR § 240.14a-12)
☐ Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR § 240.14d-2(b))
☐ Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR § 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR § 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR § 240.12b-2).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Introductory Note
As previously disclosed, on October 17, 2018, Invesco Ltd., a Bermuda exempted company (the “Company”), entered into that certain Agreement and Plan of Merger (as amended on April 11, 2019 and on May 24, 2019, the “Merger Agreement”), by and among the Company, Gem Acquisition Corp., a Delaware corporation and wholly-owned subsidiary of the Company (“Merger Sub One”), Gem Acquisition Two Corp., a Delaware corporation and wholly-owned subsidiary of the Company (“Merger Sub Two”), MM Asset Management Holding LLC, a Delaware limited liability company (“MM Asset”), and Oppenheimer Acquisition Corp. (“Oppenheimer”), a Delaware corporation and wholly-owned subsidiary of MM Asset, to acquire (the “Acquisition”) the OppenheimerFunds investment management business of Massachusetts Mutual Life Insurance Company, a Massachusetts mutual life insurance company (“MassMutual”).
On May 24, 2019 (the “Closing Date”), pursuant to the terms and conditions of the Merger Agreement, the Company completed its previously announced acquisition of the OppenheimerFunds investment management business of MassMutual.
Item 1.01 Entry into a Material Definitive Agreement
On the Closing Date, in connection with the closing of the transactions contemplated by and pursuant to the terms of the Merger Agreement, the Company entered into a shareholder agreement (the “Shareholder Agreement”) with MassMutual.  The Shareholder Agreement provides for the addition, effective as of the closing of the transactions contemplated by the Merger Agreement, of one director selected by MassMutual to the Company’s board of directors (the “Board”).  As further described in Item 5.02 below, MassMutual has selected William Glavin at its designee.  The Company will continue to include MassMutual’s designee in its slate of Board nominees, and will continue to recommend such nominee, and will otherwise use reasonable best efforts to solicit the vote of the Company’s shareholders to elect to the Board the slate of nominees which includes the designee of MassMutual.  MassMutual’s board designation right will continue as long as it and its controlled affiliates beneficially own at least (i) 10% of the issued and outstanding common shares, $0.20 par value per share, of the Company (the “Common Stock”) or (ii) 5% of the issued and outstanding shares of Common Stock and $2 billion in aggregate liquidation preference of the 5.900% fixed rate non-cumulative perpetual series A preference shares, par value $0.20 per share (the “Preferred Stock”).  So long as MassMutual retains the right to designate a nominee to the Board, subject to certain exceptions, the Company will not be permitted to increase the total number of directors comprising the Board to more than twelve persons without the prior approval of MassMutual’s designee.
The Shareholder Agreement requires that as long as MassMutual has the right to designate a nominee to the Board, and subject to certain exceptions, MassMutual and its controlled affiliates must vote their shares of Common Stock as recommended by the Board on all matters relating to (i) the election of directors, (ii) matters approved or recommended by the Compensation Committee of the Board, and (iii) any change of control transaction that the Board (so long as it includes MassMutual’s designee) has unanimously recommended in favor of or against, as applicable. Additionally, with certain exceptions, as long as MassMutual and its controlled affiliates beneficially own at least 20% of the issued and outstanding Common Stock, it will be required to vote on all matters as recommended by the Board.
The Shareholder Agreement provides MassMutual with certain customary minority rights, including that as long as MassMutual has the right to designate a nominee to the Board, the Company may not, without MassMutual’s prior written approval, among other things: change its capital structure in a manner reasonably likely to result in a two-level (or greater) corporate ratings downgrade; amend its organizational documents in a manner that would adversely affect MassMutual’s rights compared to the Company’s shareholders generally; subject to certain exceptions, become party to acquisitions of any person or business involving the issuance of the Company’s capital stock constituting more than 10% of the total voting power of the Company’s capital stock issued and outstanding immediately after completion of such acquisition; or adopt a shareholder rights plan.
Subject to certain exceptions specified in the Shareholder Agreement, MassMutual is generally prohibited from transferring any of its shares of Common Stock until May 24, 2021, and shares of Preferred Stock until May 24, 2024.

The Shareholder Agreement also contains customary standstill provisions, including that as long as MassMutual has the right to designate a nominee to the Board, it may not, without the Company’s consent, acquire additional shares that would cause its and its controlled affiliates to beneficially own Common Stock representing more than 22.5% (or 24.5% in certain circumstances) of the total voting power of the issued and outstanding shares of Common Stock, and that MassMutual may not, among other matters, propose any merger or similar transaction with the Company or solicit proxies or take other actions to seek to control or influence the management or policies of the Company.
The Shareholder Agreement also contains customary registration rights requiring the Company to register the offer and sale of Common Stock and Preferred Stock issued pursuant to the Merger Agreement.
The foregoing description of the Shareholder Agreement does not purport to be complete and is qualified in its entirety by the full text of the Shareholder Agreement, a copy of which is filed as Exhibit 10.1 hereto and is incorporated by reference herein.
Item 2.01 Completion of Acquisition or Disposition of Assets
The information set forth in the Introductory Note above is incorporated by reference into this Item 2.01.
Item 3.02 Unregistered Sales of Equity Securities
The information set forth in the Introductory Note above is incorporated by reference into this Item 3.02.
The Company acquired OppenheimerFunds for aggregate merger consideration consisting of 75,716,615 shares of Common Stock, 4,010,448 shares of Preferred Stock and $19,611,588.61 in cash, subject to certain post-closing adjustments (all of which are to be settled in cash).  The Common Stock and Preferred Stock issued as merger consideration were exempt from the registration requirements of the Securities Act of 1933, as amended, because these issuances did not involve a public offering.
The Preferred Stock issued in the Acquisition is a new class of preference shares of the Company and has a liquidation preference of $1,000 per share and a fixed cash dividend rate of 5.90% per annum, payable quarterly in arrears on a non-cumulative basis when, if and as declared by the Board.  However, if the Company has not declared and paid or set aside for payment full quarterly dividends on the Preferred Stock for a particular dividend period, it may not declare or pay dividends on, or redeem, purchase or acquire, its Common Stock or other junior securities in the next succeeding dividend period.  Shares of Preferred Stock will not be redeemable prior to the twenty-first anniversary of their original issue date.  The Preferred Stock will not have any voting rights except as expressly required by law or the Bye-Laws of the Company, and except that the affirmative vote of the holders of a majority of all outstanding shares of Preferred Stock will be required (i) to authorize or increase the authorized amount of, or issue Preferred Stock or any class or series of stock ranking senior to, the Preferred Stock with respect to the payment of dividends or in the distribution of assets upon liquidation, dissolution or winding up of Invesco (“Senior Security”), or to issue any obligation or security convertible into or evidencing the right to purchase any Preferred Stock or any Senior Security, (ii) to authorize or approve certain mergers, amalgamations or consolidations of the Company unless the Company is the surviving corporation in the transaction and the Preferred Stock remains outstanding or, if the Company is not the surviving corporation, the Preferred Stock is not changed into anything other than a class or series of preference shares with rights and preferences substantially the same as those of the Preferred Stock, and (iii) for certain amendments to the Company’s organizational and governing documents.  The Preferred Stock will not be convertible into any other class of capital stock of the Company.
The foregoing description of the Preferred Stock does not purport to be complete and is qualified in its entirety by the full text of the certificate of designation of the Preferred Stock, a copy of which is filed as Exhibit 3.1 hereto and is incorporated by reference herein.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
Pursuant to the terms of the Merger Agreement and the Shareholder Agreement, effective as of the Closing Date, William Glavin was appointed to fill the vacancy on the Board, which existed following the Company’s 2019 Annual General Meeting of Shareholders, with a term of office expiring at the Company’s Annual General Meeting of Shareholders in 2020. William Glavin was also appointed as a member of each of the Audit, Compensation, and Nomination and Corporate Governance committees of the Board, effective as of January 1, 2020.
Item 8.01 Other Events
On the Closing Date, the Company issued a press release announcing the completion of the Acquisition, a copy of which is attached hereto as Exhibit 99.1 and incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits
(a) Financial statements of businesses acquired
The financial statements required to be filed under this Item 9.01(a) will be filed by amendment no later than 71 days after the date on which this Current Report on Form 8-K is required to be filed.
(b) Pro forma financial information
The pro forma financial information required to be filed under this 9.01(b) will be filed by amendment no later than 71 days after the date on which this Current Report on Form 8-K is required to be filed.
(d) Exhibits
Exhibit Number	Description
2.1
Agreement and Plan of Merger, dated October 17, 2018, by and among Invesco Ltd., Gem Acquisition Corp., Gem Acquisition Two Corp., MM Asset Management Holding LLC, and Oppenheimer Acquisition Corp. (attached as Exhibit 10.1 to the Form 10-Q of Invesco Ltd., filed on October 24, 2018 and incorporated herein by reference)*

2.2
First Amendment to the Agreement and Plan of Merger, dated April 11, 2019, by and among Invesco Ltd., Gem Acquisition Corp., Gem Acquisition Two Corp., MM Asset Management Holding LLC, and Oppenheimer Acquisition Corp. (attached as Exhibit 10.4 to the Form 10-Q of Invesco Ltd., filed on April 25, 2019 and incorporated herein by reference)*

2.3
Second Amendment to the Agreement and Plan of Merger, dated May 24, 2019, by and among Invesco Ltd., Gem Acquisition Corp., Gem Acquisition Two Corp., MM Asset Management Holding LLC, and Oppenheimer Acquisition Corp.*±

3.1	Certificate of Designation for the 5.900% fixed rate non-cumulative perpetual series A preference shares, par value $0.20 per share, of Invesco Ltd.±

10.1	Shareholder Agreement, dated May 24, 2019, by and between Invesco Ltd. and Massachusetts Mutual Life Insurance Company±

99.1	Press Release, dated May 24, 2019±

* Pursuant to Item 601(b)(2) of Regulation S-K, certain schedules and exhibits to the Agreement and Plan of Merger, First Amendment to the Agreement and Plan of Merger and Second Amendment to the Agreement and Plan of Merger have been omitted. The Company agrees to furnish supplementally to the U.S. Securities and Exchange Commission a copy of any such omitted schedule or exhibit upon request.
± Filed herewith

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Invesco Ltd.

Date: May 24, 2019	By:	/s/ Robert H. Rigsby
Robert H. Rigsby
Assistant Secretary and Managing Director - Corporate Legal